Exhibit 3.1.68

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
20090885695-32
/s/ Ross Miller
Filing Date and Time
	Ross Miller	12/10/2009 6:20 AM
Articles of Organization	Secretary of State
Limited-Liability Company	State of Nevada	Entity Number
(PURSUANT TO NRS CHAPTER 86)		E0667912009-7

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	NCOP XII, LLC	Check box if a Series Limited- Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	☒	Commercial Registered Agent:	Nevada Incorporators & Registration Service, LLC
Name

☐	Noncommercial Registered Agent	OR	☐	Office or Position with Entity
(name and address below)	(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
Street Address	City	Zip Code

Nevada
Mailing Address (if different from street address)	City	Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)	Company shall be managed by:	☒	Manager(s)	OR	☐	Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)
1)	NCOP Nevada Holdings, Inc.
Name

2520 St Rose Parkway, Suite 212	Henderson	NV	89074
Street Address	City	State	Zip Code

2)
Name

Street Address	City	State	Zip Code

3)
Name

Street Address	City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Candace R. Corra	X /s/ Candace R. Corra
Name	Organizer Signature

2520 St Rose Parkway, Suite 212	Henderson	NV	89074
Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.

X /s/ Candace R. Corra	12/10/09
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 86 DLLC Articles
Revised: 4-14-09